Exhibit 99.1

News Release

ARIAD ANNOUNCES APPOINTMENT OF MANMEET S. SONI

AS CHIEF FINANCIAL OFFICER

Cambridge, MA, March 11, 2016—ARIAD Pharmaceuticals, Inc. (NASDAQ: ARIA) today announced the appointment of Manmeet S. Soni, 38, as executive vice president, chief financial officer and treasurer, effective March 21, 2016. He will report to Paris Panayiotopoulos, president and chief executive officer of ARIAD. Mr. Soni will succeed Edward M. Fitzgerald, who has made significant contributions to the company as ARIAD’s chief financial officer since 2002. Mr. Fitzgerald will work closely with Mr. Soni to ensure a seamless transition.

“I am delighted that Manmeet will be joining ARIAD as our Chief Financial Officer,” stated Paris Panayiotopoulos, president and chief executive officer of ARIAD. “Manmeet brings to ARIAD proven finance and transaction expertise and will play a critical role in completing our strategic review to further strengthen our position as a leading orphan oncology company. We welcome Manmeet to ARIAD and look forward to working with him.”

Mr. Soni most recently served as Chief Financial Officer of Pharmacyclics, Inc., a biopharmaceutical company, where he was responsible for all finance, procurement, information technology and human resources functions, and where he played a vital role in the acquisition of Pharmacyclics by AbbVie, Inc. in May 2015. Previously, Mr. Soni worked at ZELTIQ Aesthetics Inc., where he served as controller and senior director of finance, and where he was responsible for accounting, SEC and Treasury functions. Prior to ZELTIQ, Mr. Soni worked at PricewaterhouseCoopers San Jose, in the Life Science and Venture Capital Group, providing audit and assurance services to various public and privately held companies in the pharmaceutical, biotechnology, software and semiconductor space. Prior to that, he worked at PricewaterhouseCoopers, India providing audit and assurance services.

“I am very pleased about this opportunity to join the talented and passionate team at ARIAD, a company focused on making a difference in the lives of cancer patients with breakthrough medicines,” said Mr. Soni. “I look forward to working with Paris and the rest of the team in developing and executing on ARIAD’s corporate strategy, while concentrating on building long-term value for shareholders.”

Mr. Panayiotopoulos added, “On behalf of the company’s Board of Directors, management team and employees, I want to thank Ed for his tremendous contributions to ARIAD, especially his leadership in building the financial and operational infrastructure as the company transitioned from its original focus on research and development into a fully integrated orphan oncology company.”

Mr. Soni currently serves on the board of Genoscience Pharma. He graduated from Hansraj College at Delhi University in India. He is a Certified Public Accountant, licensed in the State of California. He also completed his Chartered Accountancy from the Institute of Chartered Accountant of India.

About ARIAD

ARIAD Pharmaceuticals, Inc., headquartered in Cambridge, Massachusetts and Lausanne, Switzerland, is an integrated global oncology company focused on transforming the lives of cancer patients with breakthrough medicines. ARIAD is working on new medicines to advance the treatment of various forms of chronic and acute leukemia, lung cancer and other difficult-to-treat cancers. ARIAD utilizes computational and structural approaches to design small-molecule drugs that overcome resistance to existing cancer medicines. For additional information, visit http://www.ariad.com or follow ARIAD on Twitter (@ARIADPharm).

Forward-Looking Statements

This press release contains forward-looking statements, each of which are qualified in their entirety by this cautionary statement. Any statements contained herein which do not describe historical facts, including, but not limited to, the statements made by Messrs. Panayiotopoulos and Soni, are forward-looking statements that are based on management’s expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These factors, risks and uncertainties include, but are not limited to, our ongoing strategic review, our ability to successfully commercialize and generate profits from sales of Iclusig and our product candidates, if approved; competition from alternative therapies; our ability to meet anticipated clinical trial commencement, enrollment and completion dates and regulatory filing dates for our products and product candidates and to move new development candidates into the clinic; our ability to execute on our key corporate initiatives; regulatory developments and safety issues, including difficulties or delays in obtaining regulatory and pricing and reimbursement approvals to market our products; our reliance on the performance of third-party manufacturers and specialty pharmacies for the supply and distribution of our products and product candidates; the occurrence of adverse safety events with our products and product candidates; the costs associated with our research, development, manufacturing, commercialization and other activities; the conduct, timing and results of preclinical and clinical studies of our products and product candidates, including that preclinical data and early-stage clinical data may not be replicated in later-stage clinical studies; the adequacy of our capital resources and the availability of additional funding; the ability to satisfy our contractual obligations, including under our leases, convertible debt and royalty financing agreements; patent protection and third-party intellectual property claims; litigation; our operations in foreign countries; risks related to key employees, markets, economic conditions, health care reform, prices and reimbursement rates; and other risk factors detailed in our public filings with the U.S. Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Except as otherwise noted, these forward-looking statements speak only as of the date of this press release and we undertake no obligation to update or revise any of these statements to reflect events or circumstances occurring after this press release. We caution investors not to place considerable reliance on the forward-looking statements contained in this press release.

CONTACTS:	For Investors	For Media
	Maria Cantor	Liza Heapes
	Maria.Cantor@ariad.com	Liza.heapes@ariad.com
	(617) 621-2208	(617) 621-2315

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